September 18, 2009

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Southern Missouri Bancorp, Inc., we cordially invite you to attend the 2009 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m. local time, on Monday, October 19, 2009 at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, Missouri.

The matters expected to be acted upon at the meeting are described in the attached proxy statement. In addition, we will report on our progress during the past year. This will include a discussion of our sale of preferred stock to the U.S. Department of the Treasury in December, 2008, and the impact of that capital infusion on our 2009 operations.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope provided as promptly as possible. In accordance with the rules of the Securities and Exchange Commission, our proxy statement, proxy card and annual report to stockholders is available on the Internet at http://www.cfpproxy.com/3463(click button marked "Annual Report").  This will save us the additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

Your Board of Directors and management are committed to the continued success of Southern Missouri Bancorp, Inc., and the enhancement of your investment. As President, I want to express my appreciation for your confidence and support.

Sincerely, Greg A. Steffens President

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 778-1800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 19, 2009

Notice is hereby given that the annual meeting of shareholders of Southern Missouri Bancorp, Inc. will be held at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, on October 19, 2009, at 9:00 a.m. local time.

A proxy card and a proxy statement for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and voting on the following proposals:

Proposal 1.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;

Proposal 2.	The advisory (non-binding) resolution to approve executive compensation; and

Proposal 3.	Ratification of the appointment of BKD, LLP as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2010.

Shareholders also will transact such other business as may properly come before the annual meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

The Board of Directors has fixed the close of business on September 4, 2009, as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote by signing, dating and mailing the enclosed proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the annual meeting in person. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS RONNIE D. BLACK Secretary
Poplar Bluff, Missouri
September 18, 2009

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the annual meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

SOUTHERN MISSOURI BANCORP, INC.
531 Vine Street
Poplar Bluff, Missouri 63901
(573) 778-1800
____________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF SHAREHOLDERS
To be held on October 19, 2009
____________________

Southern Missouri Bancorp, Inc.'s Board of Directors is using this proxy statement to solicit proxies from the holders of Southern Missouri Bancorp common stock for use at our annual meeting of shareholders. We are first mailing this proxy statement and the enclosed form of proxy to our shareholders on or about September 18, 2009. Certain of the information provided herein relates to Southern Missouri Bank and Trust, a wholly owned subsidiary of Southern Missouri Bancorp. Southern Missouri Bank and Trust may also be referred to from time to time as the "Bank." References to "Southern Missouri Bancorp", "we", "us" and "our" refer to Southern Missouri Bancorp, Inc. and, as the context requires, Southern Missouri Bank and Trust.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting.

Our annual meeting will be held as follows:

Date:	October 19, 2009
Time:	9:00 a.m., local time
Place:	Greater Poplar Bluff Area Chamber of Commerce
1111 West Pine Street
Poplar Bluff, Missouri

Matters to be Considered at the Annual Meeting.

At the meeting, shareholders of Southern Missouri Bancorp are being asked to consider and vote upon the following proposals:

Proposal I.	Election of three directors of Southern Missouri Bancorp, each for a term of three years;
Proposal II.	Approval of the advisory (non-binding) resolution to approve our executive compensation; and
Proposal III.	Ratification of the appointment of BKD, LLP as Southern Missouri Bancorp's independent auditors for the fiscal year ending June 30, 2010.

The shareholders also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who is Entitled to Vote?

We have fixed the close of business on September 4, 2009 as the record date for shareholders entitled to notice of and to vote at the Southern Missouri Bancorp annual meeting. Only holders of record of Southern Missouri Bancorp common stock on that record date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Southern Missouri Bancorp common stock you own. On September 4, 2009, 2,087,976 shares of Southern Missouri Bancorp common stock were outstanding and entitled to vote at the annual meeting.

What if My Shares are Held in "Street Name" by a Broker?

If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to your broker, your broker may nevertheless vote the shares with respect to "discretionary" items, but will not be permitted to vote your shares with respect to "non-discretionary" items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as "broker non-votes." The proposals to elect directors and ratify auditors described in this proxy statement are considered "discretionary" items under the Nasdaq Stock Market rules.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan be Voted?

We maintain an employee stock ownership plan ("ESOP") which owns 9.34% of Southern Missouri Bancorp common stock. Employees of Southern Missouri Bancorp and Southern Missouri Bank and Trust participate in the ESOP. Each ESOP participant instructs the trustee of the plan how to vote the shares of Southern Missouri Bancorp common stock allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions. Shares of Southern Missouri Bancorp common stock held in the ESOP but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustees have received voting instructions.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of at least a majority of the shares of Southern Missouri Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What If a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal I: Election of Directors.

Directors are elected by a majority of the votes cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes for a particular nominee will have the same effect as a vote against the respective nominee. Our Board of Directors unanimously recommends that you vote "FOR" the election of each of management's director nominees.

Vote Required to Approve Proposal II: Approval of the Advisory (Non-Binding) Resolution to Approve our Executive Compensation.

The affirmative vote of a majority of the votes cast on the matter is required to approve the proposal. Stockholders may vote "FOR", "AGAINST" or "ABSTAIN" on this matter. Proxies marked to abstain and broker non-votes will not be counted as votes cast on these matters and will have no effect on the matter. Our Board of Directors recommends that you vote FOR approval of the advisory vote on executive compensation.

Vote Required to Approve Proposal III: Ratification of the Appointment of Our Independent Auditors.

Ratification of the appointment of BKD, LLP as our independent auditors for the fiscal year ending June 30, 2010 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the annual meeting by holders of Southern Missouri Bancorp common stock. Abstentions and broker non-votes on the proposal to ratify the appointment of BKD, LLP as our independent auditors, will have the same effect as a vote against the proposal. Our Board of Directors unanimously recommends that you vote "FOR" the proposal to ratify BKD, LLP as our independent auditors for the fiscal year ending June 30, 2010.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders of record on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. Shares of Southern Missouri Bancorp common stock can only be voted if the shareholder is present in person at the annual meeting or by proxy. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting. You can always change your vote at the meeting.

Voting instructions are included on your proxy card. Shares of Southern Missouri Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder's instructions. Where properly executed proxies are returned to Southern Missouri Bancorp with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares "FOR" the election of each of management's director nominees, "FOR" the approval of the advisory (non-binding) resolution to approve our executive compensation, and "FOR" ratification of the appointment of BKD, LLP as our independent auditors for the fiscal year ending June 30, 2010. Should any other matters be properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. No other matters are currently expected by the Board of Directors to be properly presented at the Annual Meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children -- in which case you will receive three separate proxy cards to vote.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Corporate Secretary of Southern Missouri Bancorp in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

Proxy Solicitation Costs.

We will pay the cost of soliciting proxies. In addition to this mailing, our directors, officers and employees may also solicit proxies personally, electronically or by telephone. We will also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

STOCK OWNERSHIP OF SOUTHERN MISSOURI BANCORP COMMON STOCK

Stock Ownership of Directors and Executive Officers and 5% Owners.

The following table sets forth, as of the September 4, 2009 voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Southern Missouri Bancorp common stock other than directors and executive officers;

•	each director and director nominee of Southern Missouri Bancorp Inc.;

•	each executive officer of Southern Missouri Bancorp named in the Summary Compensation Table appearing under "Executive Compensation" below; and

•	all current directors and executive officers of Southern Missouri Bancorp as a group.

The address of each of the beneficial owners, except where otherwise indicated, is the same address as Southern Missouri Bancorp. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Southern Missouri Bancorp.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after September 4, 2009 are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owners	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Beneficial Owners of More Than 5% Other than Directors and Named Executive Officers
Southern Missouri Bancorp, Inc. Employee Stock Ownership Plan Trust(2) 531 Vine Street Poplar Bluff, Missouri 63901	194,919	9.34%
Donald R. Crandell(3) 1815 Zehm Street Poplar Bluff, Missouri 63901	185,596	8.89%
Directors and Named Executive Officers
Greg A. Steffens(4)	133,300	6.35%
Samuel H. Smith	80,054	3.83%
Ronnie D. Black	22,185	1.06%
L. Douglas Bagby	14,801	*
Sammy A. Schalk(5)	43,200	2.06%
Rebecca M. Brooks	9,750	*
Charles R. Love	10,350	*
Charles R. Moffitt	8,000	*
Dennis C. Robison	4,081	*
Directors and executive officers of Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust as a group (9 persons)(6)	324,561	15.29%
________________
(1)
Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power. Included in the shares beneficially owned by the directors and named executive officers are options to purchase shares of Southern Missouri Bancorp common stock exercisable within 60 days of September 4, 2009, as follows: Mr. Steffens - 10,000 shares; Mr. Schalk - 10,000 shares; Ms. Brooks - 5,000 shares; Mr. Moffitt - 5,000 shares; and Mr. Love - 5,000 shares.

(2)
Represents shares held by the ESOP. All of the shares have been allocated to accounts of participants. Pursuant to the terms of the ESOP, each ESOP participant has the right to direct the voting of shares of Southern Missouri Bancorp common stock allocated to his or her account.

(3)	Based on information provided by Donald R. Crandell as of September 1, 2009.
(4)	Includes 14,000 shares allocated to Mr. Steffens' account under the ESOP.
(5)	Includes 3,800 shares held in the Gamblin Lumber Co. Profit Sharing Trust for which Mr. Schalk is the trustee.
(6)
Includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers. This amount also includes exercisable options to purchase 35,000 shares of Southern Missouri Bancorp common stock granted to directors and executive officers.

*	Less than 1% ownership.

PROPOSAL I -- ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.

The table below sets forth information regarding each director of Southern Missouri Bancorp and each nominee for director, including his or her age, position on the board and term of office. The Board of Directors selects nominees for election as directors. Both of our nominees currently serve as Southern Missouri Bancorp directors or have been appointed by the Board to serve in such capacity. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age(1)	Position(s) Held with Southern Missouri Bancorp, Inc. and Southern Missouri Bank and Trust	Director Since(2)	Term to Expire

Director Nominees
Greg A. Steffens	42	President	2000	2012
Samuel H. Smith	71	Director	1988	2012
L. Douglas Bagby	59	Director	1997	2012

Directors Continuing in Office
Sammy A. Schalk	60	Director	2000	2010
Charles R. Love	58	Director	2004	2010
Charles R. Moffitt	65	Director	2004	2010
Ronnie D. Black	61	Director and Secretary	1997	2011
Rebecca M. Brooks	53	Director	2004	2011
Dennis C. Robison	55	Director	2008	2011
_________________________________
(1)	At June 30, 2009.
(2)	Includes service as a director of Southern Missouri Bank and Trust.

Set forth below is the principal occupation of each director of Southern Missouri Bancorp and of each of the nominees for director. All directors and nominees have held their present positions for at least five years unless otherwise indicated.

Greg A. Steffens. Mr. Steffens has served as President of Southern Missouri Bancorp since October 2000. Prior to being elected President, Mr. Steffens served as Chief Financial Officer of Southern Missouri Bancorp, and President and Chief Executive Officer of Southern Bank.

Samuel H. Smith. Mr. Smith is currently Chairman of the Board of Directors of Southern Missouri Bancorp. He is a retired engineer, and majority stockholder of S.H. Smith and Company, Inc., an engineering consulting firm in Poplar Bluff, Missouri.

L. Douglas Bagby. Mr. Bagby has served as the City Manager of Poplar Bluff since September 2003. He is currently Chairman of the Board of Directors of Southern Bank, and Vice Chairman of Southern Missouri Bancorp.

Sammy A. Schalk. Mr. Schalk is the President and principal owner of Gamblin Lumber Company. Mr. Schalk serves on the Municipal Board of Public Utilities and the advisory committee for the Industrial Technology Department of a local junior college. He is Vice Chairman of Southern Bank.

Charles R. Love. Mr. Love is a certified public accountant and partner with the accounting firm of Kraft, Miles & Tatum, LLC. Mr. Love has been an accountant with Kraft, Miles & Tatum, LLC since 1988.

Charles R. Moffitt. Mr. Moffitt is the managing partner of Morse Harwell Jiles Insurance Agency located in Poplar Bluff. He has held that position since 1999.

Ronnie D. Black. Mr. Black serves as Executive Director of the General Association of General Baptists, a position he has held since 1997. He is also the Secretary of Southern Missouri Bancorp, Inc.

Rebecca M. Brooks. Ms. Brooks is the financial operations manager for McLane Transport, Inc. She has held that position since 1997.

Dennis C. Robison. Mr. Robison is a farmer and the managing partner of two family-owned businesses in Butler and Ripley counties in Missouri. He served on the board of Riceland Foods from 1994 to 2006.

Board of Directors' Meetings and Committees and Corporate Governance Matters

Board Meetings, Independence and Ethics Code

Meetings of the Company's Board of Directors are generally held on a monthly basis. The Company's Board of Directors held twelve regular meetings and eight special meetings during the fiscal year ended June 30, 2009. All directors of the Company attended at least 75 percent of the aggregate of the total number of Board meetings. The Company's policy is for all directors to attend its annual meeting of stockholders, and all of our directors attended last year's annual meeting.

The Board has determined that Directors Smith, Black, Bagby, Schalk, Brooks, Love, Moffitt, and Robison, constituting a majority of the Board members, are "independent directors," as that term is defined in the Nasdaq listing standards. Stockholders may communicate directly with the Board of Directors by sending written communications to Samuel H. Smith, Chairman, 531 Vine Street, Poplar Bluff, Missouri 63901.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 531 Vine Street, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800. In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended June 30, 2005 and is available on our website at www.bankwithsouthern.com at "Investor Relations/Corporate Governance."

Board Committee Attendance and Charter

The Board of Directors of the Company has standing Audit/Compliance, Investor Relations/Corporate Governance, Compensation and Nominating Committees. All members of these committees attended at least 75 percent of the total number of meetings held by the committees on which he or she served.

The Board of Directors has adopted written charters for the Audit/Compliance Committee, Investor Relations/Corporate Governance Committee, the Compensation Committee and the Nominating Committee. The charters for the Audit/Compliance Committee, Investor Relations/Corporate Governance Committee, Compensation Committee and the Nominating Committee are available on our website at

www.bankwithsouthern.com at "Investor Relations/Corporate Governance." You also may obtain a copy of these committee charters free of charge by writing to the Corporate Secretary of the Company, 531 Vine Street, Poplar Bluff, Missouri 63901 or by calling (573) 778-1800.

Audit Committee

The Audit Committee is comprised of Directors Love (Chairman), Smith, Bagby, Black, Schalk, Moffitt, Brooks and Robison all of whom are "independent directors" under the Nasdaq listing standards. The Board of Directors has determined that Director Love is an "audit committee financial expert" as defined in Item 407(e) of Regulation S-K of the Securities and Exchange Commission and that all of the Audit Committee members meet the independence and financial literacy requirements under the Nasdaq listing standards. In fiscal 2009, the Audit Committee met five times.

The Audit Committee is responsible for hiring, terminating and/or reappointing the Company's independent auditor and for reviewing the annual audit report prepared by our independent registered public accounting firm. The functions of the Audit Committee also include:

•	approving non-audit and audit services to be performed by the independent registered public accounting firm;

•	reviewing and approving all related party transactions for potential conflict of interest situations;

•	reviewing and assessing the adequacy of the Audit Committee Charter on an annual basis;

•	reviewing significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures;

•	ensuring the existence of effective accounting and internal control systems; and

•	overseeing the entire audit function of the Company, both internal and independent.

Compensation Committee

The Compensation Committee is comprised of three independent directors, including Directors Brooks, Bagby and Black. The Compensation Committee is responsible for:

•
determining compensation to be paid to its officers and employees, which are based on the recommendation of Mr. Steffens, except that compensation paid to Mr. Steffens is determined based on the recommendation of a majority of the independent directors, and Mr. Steffens is not present during voting or deliberations concerning his compensation;

•	overseeing the administration of the employee benefit plans covering employees generally; and

•	reviewing our compensation policies and the Compensation Discussion and Analysis included in this proxy statement.

The Compensation Committee does not designate its authority to any one of its members or any other person, however, Mr. Steffens does make recommendations to the Committee for all compensation, except his own. This Committee also administers the Company's Stock Option and Incentive Plan and the Management Recognition and Development Plan and reviews overall compensation policies for the Company. The Company's Compensation Committee met one time during the fiscal year ended June 30, 2009.

Compensation Committee Interlocks and Insider Participation

None of the three members of the Compensation Committee are an officer, employee or former officer of the Company or the Bank. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Nominating Committee

The Nominating Committee is composed of Directors Love (Chairman), Schalk, Moffitt, and Brooks. The committee is primarily responsible for selecting nominees for election to the Board. The Nominating Committee generally meets once per year to make nominations. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures in the Company's bylaws, but the Nominating Committee has not actively solicited such nominations. The Nominating Committee has the following responsibilities:

•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole;

•	review nominations submitted by stockholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of the Company's charter and bylaws;

•	consider and evaluate nominations from stockholders using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations, other than those made by the Nominating Committee, must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in the Company's bylaws. In general, to be timely, a stockholder's notice must be received by the Company not less than 90 days nor more than 20 days prior to the first anniversary of the preceding year's annual meeting; however, if less than 100 days' notice of the date of the scheduled annual meeting is given by the Company, the stockholder has until the close of business on the tenth day following the day on which notice of the date of the scheduled annual meeting was made. The stockholder's notice must include certain other information set forth in the Company's bylaws. This description is a summary of our nominating process. Any stockholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company's charter and bylaws and in Missouri law. During the fiscal year ended June 30, 2009, the Nominating Committee was responsible for selecting director nominees and met one time with respect to the selection of director nominees.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Restrictions in TARP Capital Purchase Program.

In December 2008, we participated in the TARP Program, and the Treasury invested approximately $9.55 million in our preferred stock and received a warrant for 114,326 shares of our common stock for $12.53 per share. As a participant in the TARP Program, we must implement the following restrictions and requirements on executive compensation and are subject to additional limits on our tax deductions for senior executive pay:

•
A prohibition from making golden parachute payments to our senior executive officers triggered by an involuntary termination of employment (but not based solely on a change in control) over the limits in Section 280G of the Internal Revenue Code. For purposes of these TARP program limits, our senior executive officers constitute our named executive officers included in our Summary Compensation Table).

•
Condition the payment of bonus and incentive compensation paid to the senior executive officers based on financial statements or financial performance to repayment (often referred to as "clawback") if such financial statements or performance figures later prove to be materially inaccurate.

•
Review within 90 days of the TARP Program closing and annually thereafter our senior executive bonus and incentive compensation programs to determine if they encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

•	Limitation on our tax deduction for compensation earned annually by each of the senior executive officers to $500,000.

As part of the analysis and decision-making relating to our participation in the TARP Program, the Compensation Committee and the Board of Directors was apprised of these restrictions and requirements on executive compensation. Our participation in the TARP Program was a catalyst for several actions by our Compensation Committee and senior executive officers:

•
Our three senior executive officers entered into compensation modification agreements with the Compensation Committee and executed waivers consenting to the restrictions and limitations required by the TARP Program rules.

•	The Compensation Committee conducted a review of our senior executive incentive programs from a risk perspective and concluded they do not encourage unnecessary or excessive risk.

The economic stimulus bill, entitled the American Recovery and Reinvestment Act of 2009 (the "ARRA"), which became effective February 17, 2009 contains additional restrictions and requirements on the executive compensation paid by participants in the TARP Program, including the following:

•
Prohibition on paying or accruing any bonus, incentive or retention compensation for the Chief Executive Officer, other than certain awards of long-term restricted stock or bonuses payable under existing employment agreements.

•
Prohibition on any golden parachute payments to the five senior executive officers and the next five most highly compensated employees for an involuntary departure from the Company, other than compensation earned for services rendered or accrued benefits.

•
Condition on bonus, incentive and retention payments made to our Chief Executive Officer subjecting him to repayment (clawback) if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

•	Prohibition on any compensation plan that would encourage manipulation of reported earnings.

•
Adoption of a company-wide policy regarding excessive or luxury expenditures including office and facility renovations, aviation or other transportation services and other activities or events that are not reasonable expenditures for staff development, reasonable performance incentives or similar measures in the ordinary course of business.

ARRA also requires all participants in the TARP Program to submit a "say-on-pay" proposal to a non-binding vote of shareholders at future annual meetings, whereby shareholders vote to adopt a resolution approving our executives’ compensation as disclosed in this Proxy Statement. As a result of the foregoing, the Board, Compensation Committee and management have ensured that executive compensation complies with the requirements of the ARRA. All of these TARP restrictions and requirements on executive compensation are in place so long as Treasury owns our preferred stock.

2009 Summary Compensation Table

The following table sets forth information concerning the compensation earned in fiscal year 2009 by: (i) our principal executive officer and principal financial officer; and (ii) the two other most highly compensated officers whose salary and bonus during the fiscal year ended June 30, 2009 and 2008, exceeded $100,000. We will use the term “named executive officers” in this proxy statement to refer to the officers listed in the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation(1)	Total

Greg A. Steffens President and Chief Financial Officer	2009	$190,292	$ ---	$3,480	$ ---	$27,000	$220,772
	2008	180,210	36,000	2,950	---	27,135	246,295
	2007	180,608	---	2,990	---	25,714	204,312

William Hribovsek Chief Lending Officer	2009	143,278	8,000	3,480	---	27,135	246,295
	2008	134,238	24,000	2,950	---	12,014	173,202
	2007	134,844	---	2,990	---	11,135	148,974

William Aslin Market Area President	2009	117,797	---	---	---	7,500	162,258
	2008	115,486	8,000	---	---	9,204	132,690
	2007	112,471	550	---	---	9,287	122,308
____________________
(1)
Amount includes ESOP allocations and board fees for Mr. Steffens and ESOP allocations for Messrs. Hribovsek and Aslin. The reported ESOP allocations are based on 2009 compensation and were made in 2009. This amount does not include personal benefits or perquisites, because none of the named executive officers received more than $10,000 worth of such benefits in the aggregate.

Management Recognition and Development Plan, 2003 Stock Option and Incentive Plan, and

2008 Equity Incentive Plan

In 2008, stockholders approved the 2008 Equity Incentive Plan. In 2003, stockholders approved the 2003 Stock Option and Incentive Plan. In 1994 stockholders approved the Management Recognition and Development Plan. The Compensation Committee administers these three long-term incentive stock plans, determines employee eligibility and grants share awards.

Management Recognition and Development Plan. Management Recognition and Development Plan is a stock-based compensation plan designed to reward directors, officers and employees for service with a proprietary interest in the Company in a manner designed to encourage such individuals to remain with the Company. The Company reserved 71,416 shares for stock awards under this plan. Awards are discretionary and are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. Stock awards under the plan generally have vested in equal installments over five years from the date of grant. Prior to the vesting of the shares, the recipient has voting and dividend rights and no transfer rights over the shares. No awards were made or forfeited in fiscal year 2009 under the plan, and 3,036 shares remain available for awards as of June 30, 2009. See "Potential Termination and Change in Control Payments" for benefits under the plan upon termination without cause or a change in control.

2008 Equity Incentive Plan. The purpose of the 2008 Equity Incentive Plan is to promote the long-term success of the Company and increase stockholder value by attracting and retaining key employees and directors and encouraging directors and key employees to focus on long-range objectives. In addition, the plan is designed to further link the interests of directors, officers and employees with the interest of the Company's stockholders. The Company reserved 66,000 shares of common stock for awards under this plan. The exercise price of options awarded will be the fair market value of a share of Company common stock on the date of grant. No awards were made under this plan in fiscal 2009.

2003 Stock Option and Incentive Plan. The purpose of the 2003 Stock Option and Incentive Plan is to promote the long-term success of the Company and increase stockholder value by attracting and retaining key employees and directors and encouraging directors and key employees to focus on long-range objectives. The Company reserved 100,000 shares for option awards under this plan, plus additional shares repurchased with the proceeds of options exercised or surrendered to pay an option exercise price. Option awards are discretionary and are based on an assessment of the participant's position, years of service, and contribution to the success and growth of the Company. The plan provides for the award of incentive stock options to qualifying employees under the federal tax laws. Stock awards under the plan generally have vested in equal installments over five years from the date of grant and must be exercised within 10 years. The exercise price of options awarded always has been the fair market value of a share of the Company's common stock on the date of grant. In fiscal 2009, 5,000 shares were awarded, and none were forfeited under this plan, and 24,500 options remain available for award under this plan. See “Potential Termination and Change in Control Payments” for benefits under the plan upon termination without cause or a change in control.

Outstanding Equity Awards at June 30, 2009

The following table sets forth for each named executive officer information concerning stock options, restricted stock and other equity incentive plan awards that have not vested or been earned at June 30, 2009.

Name	Fiscal Year	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
		Exercisable	Unexercisable
Greg A. Steffens	2009	10,000	---	$15.23	05/18/14	400	$3,980
	2008	8,000	2,000	15.23	05/18/14	700	10,843
	2007	30,000	---	9.9375	02/01/08	400	5,980
		30,000	---	6.75	05/18/09	---	---
		10,000	4,000	15.23	05/18/14	---	---

William Hribovsek	2009	5,000	---	15.23	05/18/14	400	3,980
	2008	4,000	1,000	15.23	05/18/14	700	10,843
	2007	10,000	---	6.50	07/11/10	400	5,980
		5,000	2,000	15.23	05/18/14	---	---

William Aslin	2009	3,000	2,000	14.26	09/12/15	---	---
	2008	2,000	3,000	14.26	09/12/15	---	---
	2007	1,000	4,000	14.26	09/12/15	---	---
________________________
(1)
Value for fiscal year 2009 is based on the $9.95 closing price of a share of the Company's common stock on June 30, 2009, the last trading day of fiscal 2009. Value for fiscal year 2008 is based on the $15.49 closing price on June 30, 2008. Value for fiscal year 2007 is based on the $14.95 closing price on June 29, 2007.

Option Exercises and Stock Vested in Fiscal 2009

The following table sets forth certain information with respect to the exercise of stock options and vesting of restricted stock for each named executive officer during the year ended June 30, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Greg A. Steffens	---	$ ---	300	$3,480

William Hribovsek	---	---	300	3,480

William Aslin	---	---	---	---
________________________
(1)	Value realized on exercise represents the excess of the fair market value of the shares acquired at exercise over the exercise price of the option.
(2)	Value for fiscal year 2009 is based on the $9.95 closing price of a share of the Company's common stock on June 30, 2009, the last trading day of fiscal 2009.

Potential Termination and Change in Control Payments

In addition to the payments and benefits provided to the named executive officers upon their regular retirement, disability or death or upon the termination of their employment by the Bank for cause or by the officer voluntarily, which are described in this proxy statement, the named executive officers are entitled to additional or accelerated payments, benefits or vesting under our compensation plans upon a termination by the Bank without cause, a constructive termination or a termination in connection with a change in control of the Company or the Bank.

Employment Agreements. Under his one year employment agreement with the Bank, Mr. Steffens is entitled to continued payments and benefits subsequent to an involuntary termination or a termination in connection with a change in control of the Bank or the Company.

Under the agreement, an involuntary termination is a termination without cause or a constructive termination. A termination is deemed to be for cause if it is based on personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, regulation, regulatory order or the employment agreement. In addition, a termination required under the federal banking laws is treated as a termination for cause.

Under the employment agreements, a change in control is deemed to have occurred if: (i) there is a change in control under regulations of the Federal Reserve; (ii) the event would have to be reported on a Form 8-K; (iii) a person acquires beneficial ownership of at least 20% of the Company's securities; (iv) a majority of the board is no longer the current members or chosen by the current members; or (v) any reorganization, acquisition or sale of substantial assets in which the Company or Bank is not the resulting entity. If Mr. Steffens' employment is terminated or constructively terminated under the guidelines described in the previous paragraph in connection with or within 12 months of a change of control, the Bank would be required to pay to Mr. Steffens in a lump sum 299% of his Section 280G base amount (which is Mr. Steffens's average annual W-2 compensation during the five full calendar year periods prior to the effective date of the termination) and continue to provide health benefits for the remainder of the term of the agreement.

The provisions of this employment agreement, especially those governing payments for a change in control or involuntary termination are limited by the compensation requirements of the TARP Program. Our named executive officers have entered into compensation modification agreements with the Compensation Committee authorizing those changes.

Management Recognition and Development Plan. Under the Management Recognition and Development Plan, restricted stock awards that have not yet vested become immediately fully vested and no longer restricted at the time of a change in control or of a tender or exchange offer for the Company's shares. There are no special benefits for a termination of the executive, and a termination of service results in a loss of unvested shares.

2003 Stock Option and Incentive Plan. Under the 2003 Stock Option and Incentive Plan, options that are not exercisable become immediately exercisable at the time of a change in control or of a tender or exchange offer for the Company's shares. Upon any termination of service, unexercised options remain exercisable for the lesser of three years or the remaining term of the option and all unvested options are lost.

2008 Equity Incentive Plan. Under the 2008 Equity Incentive Plan, awards that are not exercisable become immediately exercisable at the time of a change in control or of a tender or exchange offer of the Company's shares.

The following table summarizes the additional or accelerated payments, benefits or vesting for named executive officers in the event of that person's termination by the Bank without cause, a constructive termination or a termination in connection with a change in control of the Company or the Bank, assuming it had occurred on June 30, 2009.

Name	Name of Compensation Component or Plan	Termination Without Cause or Constructive Termination	Change-in- Control With No Termination	Termination in Connection With or Following a Change in Control

Greg A. Steffens	Employment Agreement(1)	$194,847	$ ---	$536,971
	Restricted stock plan	---	3.,980(4)	3,980(4)
	2003 Stock Option Plan	---	---(5)	---(5)
	2008 Equity Incentive Plan	---	---	---

William Hribovsek	Restricted stock plan	---	3,980(4)	3,980(4)
	2003 Stock Option Plan	---	---(5)	---(5)
	2008 Equity Incentive Plan	---	---	---

William Aslin	2003 Stock Option Plan	---	---(6)	---(6)
	2008 Equity Incentive Plan	---	---	---
__________________
(1)	Presumes that the employment agreement has a full one-year term on June 30, 2009, termination date and that the payout is based on 2009 compensation levels.
(2)	Represents average of Mr. Steffens's 2009 and 2008 base salary of $189,000, plus $5,847 for health benefits. These amounts would be paid out over the one-year term.
(3)	Represents 299% of Mr. Steffens's Section 280G base amount as of the termination date, in a lump sum, a portion of which may be applied towards health related benefits over three years.
(4)
Amount represents the value of the executive's unvested shares of restricted stock based on the $9.95 closing price of a share of the Company's stock on June 30, 2009, which shares would no longer be restricted.

(5)	All options awarded to Mr. Steffens and Mr. Hribovsek are vested and exercisable as of June 30, 2009.
(6)	The exercise price of Mr. Aslin’s unvested options exceeds the fair market value of Southern Missouri Bancorp common stock on June 30, 2009.

COMPENSATION OF DIRECTORS

The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve as non-employee directors of the Company and the Bank. Each director of the Company also is a director of the Bank. Directors are compensated $900 per month for their service on the Company's Board of Directors. In setting director compensation, the Board of Directors considers the significant amount of time and level of skill required for service on the Boards of the Company and the Bank, particularly due to the duties imposed on directors of public companies and financial institutions. The types and levels of director compensation are annually reviewed and set by the Compensation Committee and ratified by the full Board of Directors.

For the fiscal year ended June 30, 2009, each director received a monthly fee of $1,000 for serving on the Bank’s Board of Directors through January 2009.  In February, the monthly fee was increased to $1,100 for serving on the Bank's Board of Directors.  In February 2009, Director Steffens, who had not previously been compensated as a director, began to collect compensation as a Bank director in addition to his compensation as an executive officer.  Previously, Director Steffens had not been compensated separately as a Bank director.

Director Compensation Table for 2009

The following table provides compensation information for each member of our board of directors during the year ended June 30, 2009 (except for Mr. Steffens whose compensation is reported as a named executive officer). No stock options were awarded to directors during 2009.

Name	Fees Earned or Paid in Cash	Option Awards	Change in Pension Value and Non Qualified Deferred Compensation Earnings	Total

Sammy A. Schalk	$23,300	(1)	$ ---	$23,300
Charles R. Love	23,300	(1)	1,664	24,964
Charles R. Moffitt	23,300	(1)	1,657	24,957
Ronnie D. Black	23,300	(1)	2,336	25,636
Dennis C. Robinson	15,700	(1)	---	15,700
Rebecca M. Brooks	23,300	(1)	1,557	24,857
Samuel H. Smith	23,300	(1)	---	23,300
L. Douglas Bagby	23,300	(1)	2,336	25,636
________________
(1)
Mr. Schalk holds exercisable options to purchase 10,000 shares. Mr. Love, Mr. Moffitt and Ms. Brooks each hold exercisable options to purchase 5,000 shares.  Mr. Robison holds options to purchase 5,000 shares, none of which are currently exercisable.

Directors' Retirement Agreements

Southern Missouri Bank and Trust has entered into individual retirement agreements with each of its directors. These agreements were entered into in recognition of the directors' past service to the Bank and to ensure their continued service on the Board. Each agreement provides that, following a director's termination of service on the Board on or after age 60, other than termination for cause, the director will receive five annual payments equal to the product of the cash fees paid to the director during the calendar year preceding his retirement and the director's vested percentage. The vested percentage is determined as follows: 50% after five years of service, 75% after 10 years of service, and 100% after 15 years of service. The benefits payable under the director's retirement agreements are unfunded and unsecured obligations of Southern Missouri Bank and Trust that is payable solely out of the general assets of Southern Missouri Bank and Trust. Payments are required to be made under former director Seifert's agreement.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to our chief executive officer and next four most highly compensated employees. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. The Compensation Committee reviews and considers the potential consequences of Section 162(m) to the Company. The Company reserves the right to use our judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation we believe is appropriate.

As a result of our participation in the TARP Program, we also are subject to a new subsection (5) of Section 162(m), which limits the deductibility of all compensation, including performance based compensation, to $500,000 for each of our five senior executive officers with respect to any taxable year during which the Treasury owns our preferred stock. The compensation included under this limit includes forms of compensation not included in the general $1.0 million limit, including deferred compensation.

Section 280G of the Internal Revenue Code provides that severance payments triggered by a change in control, which equal or exceed three times the individual's base amount are deemed to be "excess parachute payments." Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments. If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments. Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

As a result of our participation in the TARP Program, we also are subject to a new provision of Section 280G, which extends this limitation to severance payments for other forms of severance due to an involuntary termination or bankruptcy.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires Southern Missouri Bancorp's directors and executive officers, and persons who own more than 10% of Southern Missouri Bancorp's common stock to report their initial ownership of Southern Missouri Bancorp's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC and Southern Missouri Bancorp is required to disclose in this proxy statement any late filings or failures to file.

Southern Missouri Bancorp believes, based solely on a review of the copies of reports furnished to us and written representations relative to the filing of certain forms, that there were three late reports covering transactions that occurred during the fiscal year ended June 30, 2009. One late report on Form 4 was filed by Director Bagby covering one transaction, one late report on Form 4 was filed by Director Robison covering one transaction, and one late report was filed by Director Black covering one transaction.  All other Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

The Company and the Bank may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for loans by the Bank, which are governed by a separate policy, these transactions that qualify as “related party” transactions under applicable regulations of the Securities and Exchange Commission are subject to the review and approval of the Audit/Compliance Committee and ratification by the Board of Directors. All other transactions with executive officers, directors and related persons are approved by the Board of Directors. There were no transactions or series of transactions of this nature during 2009 the amount of which exceeded $120,000.

The Bank has a written policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those of comparable transactions with non-insiders prevailing at the time, in accordance with the Bank’s underwriting guidelines, and do not involve more than the normal risk of collectibility or present other unfavorable features. These loans to directors and executive officers are not made at preferential rates; however, certain Bank closing fees are waived. No director, executive officer or any of their affiliates had aggregate indebtedness to the Bank at below market interest rate loans exceeding $120,000 in the aggregate since June 30, 2008. Loans to all directors and executive officers and their associates totaled approximately $8.5 million at June 30, 2009, which was approximately 20.1% of the Company's consolidated stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2009.

PROPOSAL II -- ADVISORY (NON-BINDING)
VOTE ON EXECUTIVE COMPENSATION

As a participant in the TARP Capital Purchase Program, we are required under the ARRA to include in this Proxy Statement and present at the Meeting a non-binding stockholder vote to approve the compensation of our executives, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC. This proposal, commonly known as a "say on pay" proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement. The proposal will be presented at the Meeting in the form of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Company's Proxy Statement for the Annual Meeting.

As provided under the ARRA, this vote will not be binding on the Company's Board of Directors and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value. Our Board of Directors believes that our compensation policies and procedures achieve this objective, and therefore recommends that stockholders vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Southern Missouri Bancorp, Inc. specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee, established under Section 3(a)(58)(A) of the Securities Exchange of 1934 operates under a written charter adopted by the full Board of Directors. In fulfilling its oversight responsibility of reviewing the services performed by Southern Missouri's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee also discussed with Southern Missouri's independent auditors the overall scope and plans for the audit. The Audit Committee met with the independent auditors to discuss the results of its audit, the evaluation of Southern Missouri's internal controls, and the overall quality of Southern Missouri's financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under the caption “Relationship with Independent Auditors” below.

Southern Missouri's Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

•	The Audit Committee has reviewed and discussed with the Company's management the Company's fiscal 2009 audited financial statements;

•
The Audit Committee has discussed with the Company's independent auditors (BKD, LLP) the matters required to be discussed by Statement on Auditing Standards No. 61 and requirements of the Securities and Exchange Commission;

•
The Audit Committee has received the written disclosures and letter from the independent auditors required by Independence Standards Board No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

•
Based on the review and discussions referred to in the three items above, the Audit Committee recommended to the Board of Directors that the fiscal 2009 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Charles R. Love
Samuel H. Smith
L. Douglas Bagby
Ronnie D. Black
Sammy A. Schalk
Rebecca M. Brooks
Charles R. Moffitt
Dennis C. Robison

RELATIONSHIP WITH INDEPENDENT AUDITORS

Audit Fees

For the fiscal years ended June 30, 2009, 2008 and 2007, BKD, LLP ("BKD") provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

(a)           Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements : $48,900 - 2009; $46,500 - 2008; $41,000 - 2007.

(b)           Audit Related Fees: Aggregate fees billed for professional services rendered related to reviews of financial statements included in the Company's quarterly reports on Form 10-Q and consultation on accounting matters: $26,720 - 2009; $26,382 - 2008; $22,735 - 2007.

(c)           Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax consultations: $13,445 - 2009; $16,845 - 2008; $11,925 - 2007.

(d)           All other fees: Aggregate fees billed for all other professional services: $0 - 2009; $0 - 2008; $0 - 2007.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent auditors and the estimated fees for these services. None of the services provided by BKD described in items (a)-(d) above was approved by the Audit Committee pursuant to a waiver of the pre-approval requirements of the SEC's rules and regulations. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

PROPOSAL III -- RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

The Audit Committee has appointed BKD as the independent public accounting firm to audit the Company's financial statements for the fiscal year ending June 30, 2010. In making its determination to appoint BKD as the Company's independent auditors for the 2010 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by BKD, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the annual meeting. If the appointment of BKD is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of BKD.

A representative of BKD is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2010.

FINANCIAL STATEMENTS

Southern Missouri Bancorp's annual report to shareholders, including financial statements, has been mailed to all shareholders of record as of the close of business on the record date. Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of Southern Missouri Bancorp. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

In addition, a copy of Southern Missouri Bancorp's annual report on Form 10-K for the fiscal year ended June 30, 2009, is available to each record and beneficial owner of Southern Missouri Bancorp's common stock without charge upon written request to the Corporate Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri, 63901.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in Southern Missouri Bancorp's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Southern Missouri Bancorp's main office at 531 Vine Street, Poplar Bluff, Missouri, no later than May 23, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended. If a proposal does not meet the above requirements for inclusion in the Corporation's proxy materials, but otherwise meets the Corporation's eligibility requirements to be presented at the next annual meeting of shareholders, the persons named in the enclosed form of proxy and acting thereon will have the discretion to vote on any such proposal in accordance with their best judgment if the proposal is received at the Corporation's main office no later than July 23, 2010.

ANNUAL REPORTS

A copy of the Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge upon written request to Ronnie D. Black, Secretary, Southern Missouri Bancorp, Inc., 531 Vine Street, Poplar Bluff, Missouri 63901.

OTHER MATTERS

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

REVOCABLE PROXY

SOUTHERN MISSOURI BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

October 19, 2009

The undersigned hereby appoints the Board of Directors as the official Proxy Committee of the Board of Directors with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Southern Missouri Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Greater Poplar Bluff Area Chamber of Commerce Building, 1111 West Pine Street, Poplar Bluff, Missouri, on Monday, October 19, 2009, at 9:00 a.m. local time, and at any and all adjournments thereof. The Board of Directors recommends a vote "FOR" the listed proposals.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR each of the proposals set forth herein.

Should a director nominee be unable to serve as a director, an event that Southern Missouri Bancorp does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

		VOTE FOR	VOTE WITHHELD

1.	The election as directors of all nominees listed below (except as marked to the contrary below) for terms to expire in 2012.	G	G

Greg A. Steffens
Samuel H. Smith
L. Douglas Bagby

Instructions: To vote for all nominees mark the box AFOR@ with an AX@. To withhold your vote for an individual nominee mark the box AFOR@ with an AX@ and write the name of the nominee on the line provided below for whom you wish your vote withheld. To withhold your vote as to all nominees mark the box AVOTE WITHHELD@ with an AX@.

______________________________________________________

		VOTE	VOTE
		FOR	AGAINST	ABSTAIN

2.	The advisory (non-binding) resolution to approve our executive compensation as disclosed in the accompanying proxy statement.	G	G	G

		VOTE	VOTE
		FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of BKD, LLP as auditors of the Corporation for the fiscal year ending June 30, 2010.	G	G	G

4.	Such other matters that may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Southern Missouri Bancorp, on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Southern Missouri Bancorp common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Southern Missouri Bancorp, Inc., prior to the execution of this Proxy, the Notice of Annual Meeting, a Proxy Statement dated on or about September 18, 2009 and Southern Missouri Bancorp, Inc.'s 2009 Annual Report to Shareholders.

Dated: _________________________, 2009

__________________________________ PRINT NAME OF SHAREHOLDER	__________________________________ PRINT NAME OF SHAREHOLDER

__________________________________ SIGNATURE OF SHAREHOLDER	__________________________________ SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required.

____________________________________ PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. ____________________________________